Exhibit 99.6
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED NOVEMBER 30, 2021 (THE “PROSPECTUS SUPPLEMENT”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS AND PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, THE SUBSCRIPTION AGENT, BY CALLING (877) 248-6417.
SYNALLOY CORPORATION
BENEFICIAL OWNER ELECTION FORM
I (We), the beneficial owner(s) of shares of common stock, par value $1.00 per share (the “Common Stock”), of Synalloy Corporation, a Delaware corporation (the “Company”), acknowledge receipt of your letter, the Company’s prospectus supplement dated November 30, 2021 (together with the base prospectus dated April 19, 2019, the “Prospectus”), and the other enclosed materials relating to the offering of shares of Common Stock issuable upon the exercise of subscription rights (“Subscription Rights”) as described in the Prospectus Supplement.
In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus Supplement and the related “Form of Instructions for Use of Synalloy Corporation Non-Transferable Subscription Rights Certificates.”
I (We) hereby instruct you as follow:
(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)
Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.
If you checked Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below.

If you checked Box 2, please fill out the tables shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable. Please then sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

	NUMBER OF SHARES OF COMMON STOCK		EXERCISE RATIO		SUBSCRIPTION PRICE		PAYMENT
Basic Subscription Right		x		x	$12.75	=	$

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCIRPTION RIGHT ABOVE and you wish to purchase additional shares of Common Stock, subject to availability and the terms and conditions specified in the Prospectus Supplement, please so indicate by completing the additional required information:
	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE		PAYMENT
Oversubscription Privilege		x	$12.75	=	$

TOTAL SUBSCRIPTION PAYMENT REQUIRED:
$	+	$	=	$

(Basic Subscription Right Payment)		(Oversubscription Privilege Payment)		(Total Required Payment)
Box 3.	☐	Payment in the following amount is enclosed: $__________.

Box 4.	☐	Please deduct payment of $__________ from the following account maintained by you:
The total of Box 3 and 4, together, must equal the Total Required Payment from Box 2 above.

Type of Account: _________________ Account No.: ____________________
I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:
•
acknowledge receipt of the Prospectus Supplement and irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus Supplement; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.
Name(s) of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:
Name:
Capacity:
Address:

Telephone No.:
PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.